UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2016

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 24, 2016, Senseonics Incorporated, a wholly-owned subsidiary of Senseonics Holdings, Inc. (“we” or the “Company”) entered into an exclusive distribution agreement with Roche Diagnostics International AG and Roche Diabetes Care GmbH (collectively, “Roche”), pursuant to which we granted Roche the exclusive right to market, sell and distribute our Eversense® continuous glucose monitoring system (“Eversense”) in Germany, Italy and the Netherlands. Pursuant to the agreement, Roche is obligated to purchase from us specified minimum volumes of Eversense components at pre-determined prices, which pricing is subject to renegotiation in certain circumstances. Under the terms of the agreement, Roche also has a right of first negotiation to exclusively negotiate a distribution arrangement in certain other countries within the European Union.

The distribution agreement has an initial term through May 31, 2018, which will be automatically extended through December 31, 2018 if Roche meets certain minimum purchase requirements under the agreement.  The distribution agreement is terminable by us under a number of circumstances, including if Roche materially breaches the terms of the agreement or fails to make certain minimum sales requirements. The agreement is terminable by Roche under a number of circumstances, including if we materially breach the agreement, if the distribution of Eversense is enjoined in the covered territories or in the case of certain intellectual property infringement claims. The agreement is terminable by either party if the other party becomes insolvent or subject to bankruptcy proceedings. The termination rights contained in the agreement are generally subject to advance notice requirements and an opportunity to cure. Further, Roche may terminate the agreement upon a change of control of our company with a transition period of the shorter of 18 months or the remaining term of the agreement.

The foregoing description of the distribution agreement is not complete and is qualified in its entirety by reference to the distribution agreement, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2016.

Item 8.01 Other Events

On May 25, 2016, we issued a press release announcing the signing of the agreement with Roche described above.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, the contents of which are incorporated herein by reference. The information contained in this Current Report on Form 8-K speaks only as the date hereof. While we may elect to update the information in this Current Report on Form 8-K in the future, we disclaim any obligation to do so except to the extent required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

NumberDescription

99.1Press release of Senseonics Holdings, Inc. dated May 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2016	SENSEONICS HOLDINGS, INC.

	By:	/s/ R. Don Elsey
	Name:	R. Don Elsey
	Title:	Chief Financial Officer